EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-136147 on Form S-3 of our report dated March 31, 2006, relating to the consolidated financial statements of Education Realty Trust, Inc. as of December 31, 2005 and 2004 and for the year ended December 31, 2005 and the period July 12, 2004 (date of formation) through December 31, 2004, and the combined financial statements of Education Realty Trust Predecessor as of December 31, 2004 and for the period January 1, 2005 through January 30, 2005 and the years ended December 31, 2004 and 2003, our reports dated March 30, 2005 relating to the financial statements of National Development/Allen & O’Hara CUPA, LLC as of December 31, 2004 and for the year ended December 31, 2004 and the period April 1, 2003 (date operations commenced) to December 31, 2003, the financial statements of National Development/Allen & O’Hara Lockhaven, LLC as of December 31, 2004 and for the year then ended, and the financial statements of National Development/Allen & O’Hara Clarion, LLC as of December 31, 2004 and for the year then ended, all appearing in the Annual Report on Form 10-K of Education Realty Trust, Inc. for the year ended December 31, 2005, our report dated July 20, 2006, relating to the combined statement of certain revenues and certain expenses of Place Portfolio for the year ended December 31, 2005, appearing in the Current Report on Form 8-K/A of Education Realty Trust, Inc. filed on July 21, 2006, and our report dated January 24, 2006, relating to the statement of certain revenues and certain expenses of Campus Lodge of Gainesville, Inc. for the year ended December 31, 2004, appearing in the Current Report on Form 8-K of Education Realty Trust, Inc. filed on January 25, 2006, and to the reference to us under the heading as “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Memphis, Tennessee
August 23, 2006